SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-ASCENT ENT GROUP INC

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 8/07/97           50,000            12.0000
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 8/07/97          250,000            12.0000
               THE GABELLI ASSET FUND
                                 8/07/97          120,000            12.0000
               THE GABELLI CAPITAL ASSET FUND
                                 8/07/97           50,000            12.0000
          GAMCO INVESTORS, INC.
                                 8/08/97              506            11.9375
                                 8/08/97          471,676            12.0000
                                 8/08/97          470,699-           12.0000
                                 8/08/97              506-           11.9375
                                 8/07/97              506            11.9375
                                 8/07/97              977-           12.0000
                                 8/07/97          471,676            12.0000
                                 8/04/97            1,000            12.0625












          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.







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